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Confirmation of Prepaid Variable Share Forward


                              Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center, 5th Floor
                              New York, NY 10080

Dated: March 22, 2004                                        MLPFS Ref.: 0481225

To:                           SKM LEGACY LLC ("Counterparty")
                              4134 Highway 117 P.O. BOX 970
                              Rose Hill, NC 28458
cc:                           Roger Hunt
                              E-mail: Roger_Hunt@ml.com

From:                         Merrill Lynch, Pierce, Fenner & Smith Incorporated
                              ("MLPFS")
                              Tel: (212) 449-8675
                              Fax: (646) 805-2780

--------------------------------------------------------------------------------

Dear Sir/Madam:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the above referenced transaction entered into between Counterparty and MLPFS, on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Swap Definitions") and the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions" and together with the Swap Definitions, the "Definitions") in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the Master Agreement (including the Schedule thereto and the Credit Support Annex incorporated therein), dated as of March 15, 2004 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

     Trade Date:                  March 22, 2004

     Seller:                      Counterparty

     Buyer:                       MLPFS

     Shares:                      The common stock of Smithfield Foods, Inc.
                                  (security symbol: SFD)

     Number of Shares:            182,471

     Forward Price:               The Settlement Price, subject to the
                                  Forward Floor Price and the Forward Cap Price.

     Prepayment Amount:           USD 4,107,422.02

     Prepayment Date:             March 25, 2004

     Forward Floor Price:         USD 25.86

     Forward Cap Price:           USD 33.62

     Exchange:                    New York Stock Exchange

     Related Exchange:            All Exchanges

Valuation:

     Valuation Time:              The Scheduled Closing Time of the Exchange.

     Valuation Date:              March 22, 2007

Settlement Terms:

     Settlement Method Election:  Applicable

     Electing Party:              Seller

     Settlement Method
      Election Date:              On   or  before  the  date  that  is  ten (10)
                                  Scheduled    Trading    Days  prior  to    the
                                  Valuation Date.

     Default Settlement Method:   Physical Settlement, if Conditions to Physical
                                  Settlement are satisfied.

Cash Settlement Provisions:

     Settlement Price:            The price per Share as of the  Valuation  Time
                                  on the Valuation  Date  in  accordance    with
                                  Section 7.3 of the Equity Definitions.

     Forward Cash Settlement
      Amount: An amount determined by the Calculation Agent equal to the product of the Number of Shares multiplied by one of the following, as the
                                  ----------
                                  case may be:

                                  (i) if the Settlement Price is less than or equal to the Forward Floor Price:

                                              the Settlement Price,

                                  (ii) if the Settlement Price is greater than the Forward Floor Price but less than or equal to the Forward Cap Price:

                                              the Forward Floor Price; or

                                  (iii)  if    the     Settlement    Price    is
                                         greater  than the  Forward  Cap  Price:

                                         [Forward   Floor  Price  +  (Settlement
                                         Price - Forward Cap Price)]

     Cash Settlement
      Payment Date:               Three (3) Exchange Business Days following the
                                  Valuation Date.

     Settlement Currency:         USD

Physical Settlement Provisions:

     Settlement Date:             Three (3) Exchange Business Days following the
                                  Valuation Date.


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


     Number of Shares
      to be Delivered:            An amount  determined by the Calculation Agent
                                  equal to the following, as the case may be:

                                  (i)    if     the     Settlement     Price  is
                                         less   than   or  equal to the  Forward
                                         Floor Price:

                                              the Number of Shares,

                                  (ii) if the Settlement Price is greater than the Forward Floor Price but less than or equal to the Forward Cap Price, the product of (a) the Number of Shares
                                         -------
                                         multiplied by (b) the following
                                         ----------
                                         fraction:

                                              Forward Floor Price
                                              --------------------; or
                                              Settlement Price

                                  (iii) if the Settlement Price is greater than the Forward Cap Price the product
                                                                         -------
                                         of (a)  the Number of Shares multiplied
                                                                      ----------
                                         by (b) the following fraction:

                                         Forward Floor Price + (Settlement
                                                Price - Forward Cap Price)
                                         ---------------------------------------
                                                  Settlement Price

     Conditions to Physical
      Settlement:                 Notwithstanding  anything  contained herein to
                                  the contrary, unless all of the  provisions in
                                  Section 9.11 of the Equity Definitions are satisfied, as determined by the Calculation
                                  Agent, Cash Settlement shall apply to this Transaction.

     Physical Settlement Fees
      and Expenses:               Counterparty  will  pay  to  MLPFS  a Physical
                                  Settlement Fee on the Settlement Date equal to
                                  any fees,  commissions or markdowns that MLPFS
                                  would  receive  or charge if Counterparty were
                                  selling   the  Shares  for  cash to or through
                                  MLPFS,  as  determined  by  MLPFS.    If   the
                                  Transaction   involves  restricted  or control
                                  stock,  such  fees  will   include,    without
                                  limitation,    costs associated with purchases
                                  and sales of Shares that in the determination of MLPFS are necessary or advisable in order to comply with applicable law or regulatory requirements.
Dividends:

Notwithstanding   anything  to  the   contrary  in  Article  10  of  the  Equity
Definitions, Seller shall pay to the Buyer the Dividend Amount on the Dividend Payment Date.

     Dividend Amount:             An  amount  equal  to the product  of (i) 100%
                                  of the gross cash  dividend per Share relating
                                  to  each  date  the  Shares  trade ex-dividend
                                  on  the  Exchange  during the Dividend Period;
                                  multiplied by (ii) the Number of Shares.
                                  ----------

     Dividend Period:             The  period  from but excluding the Trade Date
                                  to and including the Valuation Date.

     Dividend Payment Date:       Paid  when  received  by a U.S. shareholder of
                                  record.
SHARE ADJUSTMENTS:


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


     Method of Adjustment:        Calculation Agent Adjustment

Extraordinary Events:

     Consequences of Merger Events:

     Share-for-Share:             Modified Calculation Agent Adjustment

     Share-for-Other:             Cancellation and Payment

     Share-for-Combined:          Component Adjustment

     Determining Party:           The Calculation Agent

Tender Offer:                     Applicable

     Consequences of Tender Offers:

     Share-for-Share:             Modified Calculation Agent Adjustment

     Share-for-Other:             Cancellation and Payment

     Share-for-Combined:          Component Adjustment

     Determining Party:           The Calculation Agent

Nationalization, Insolvency
  or Delisting:                   Cancellation   and  Payment;  provided that in
                                  addition     to      the     provisions     of
                                  Section 12.6(a)(iii)       of     the   Equity
                                  Definitions,   it   shall   also  constitute a
                                  Delisting   if  the Exchange is located in the
                                  United  States  and  the  Shares   are     not
                                  immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or NASDAQ (or their respective successors).

     Determining Party:           The Calculation Agent

Additional Disruption Events:

     Change in Law:               Applicable;  provided that the following shall
                                  be added to the definition of Change in Law in
                                  Section 12.9(a)(ii) of the Equity Definitions after "under" and before "such" in the eighth line thereof:

                                  "or in initially hedging, maintaining a hedge on, or unwinding a hedge in respect of"

     Failure to Deliver:          Applicable

     Insolvency Filing:           Applicable

     Loss of Stock Borrow:        Applicable

       Maximum Stock
       Loan Rate:                 3.00%

     Increased Cost of
       Stock Borrow:              Applicable

       Initial Stock
       Loan Rate:                 1.00%;  provided that (i) any Price Adjustment
                                  will be made to reflect the change in the stock loan rate from the


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


                                  Trade Date Stock Loan Rate, not the Initial Stock Loan Rate, and (ii) paragraph 12.9(b)(v) of the Equity Definitions shall be amended by substituting "Trade Date Stock Loan Rate" for "Initial Stock Loan Rate" in subparagraphs (X) and (Y).

                                  Trade Date Stock Loan Rate means 0.40%.

     Determining Party:           The Calculation Agent

     For the purposes of Loss of Stock Borrow and Increased Cost of Stock Borrow, the Stock Loan Rate at any time shall be the amount equal to the relevant overnight USD-LIBOR-BBA rate, less the interest rate received by the Hedging Party, or plus the interest rate paid by the Hedging Party, as the case may be,in respect of cash collateral that the Hedging Party is required to post in connection with any stock loan arrangement with a stock lender for this Transaction ("Stock Loan"), plus the borrow fee, if any, under the Stock Loan.

     The Hedging Party in respect of this Transaction shall be MLPFS.

Calculation  Agent:               MLPFS

Non-Reliance:                     Applicable

Agreements and  Acknowledgments
Regarding Hedging  Activities:    Applicable

Additional Acknowledgements:      Applicable

Eligible Contract Participant:    Each party represents to the other  party that
                                  it is an  "eligible  contract participant"  as
                                  defined   in the U.S.  Commodity  Exchange Act
                                  (as amended).

Governing  Law:                   The  laws  of  the State of New York  (without
                                  reference  to choice of law doctrine).

Collateral:

     Independent Amount:          Independent     Amount     with    respect  to
                                  Counterparty  and  this Transaction  under the
                                  Credit Support  Annex  which forms part of the
                                  Agreement   (the  "CSA")   means  Shares in an
                                  amount  equal  to  the  Number  of Shares (the
                                  "Pledged  Shares").

     Eligible Collateral:         The Pledged Shares  will  constitute  Eligible
                                  Collateral with respect to this Transaction with a Valuation Percentage of 100%.

     Exposure:                    This   Transaction   will be  disregarded  for
                                  purposes of  determining  the  Secured Party's
                                  Exposure under the CSA.

Representations of Counterparty:  In   addition   to  the   acknowledgments  and
                                  agreements   contained   in  Article 13 of the
                                  Equity Definitions,   Counterparty  represents
                                  that  it  (a)   has    such    knowledge   and
                                  experience in financial  and  business affairs
                                  as to be  capable  of   evaluating  the merits
                                  and risks of  entering  into the  Transaction;
                                  (b)  qualifies as  an   "accredited  investor"
                                  under  Regulation   D of the Securities Act of
                                  1933, as amended   (the "Securities Act"); (c)
                                  has consulted with  its  own legal, financial,
                                  accounting  and  tax   advisors in  connection
                                  with  the   Transaction;  (d) is entering into
                                  the    Transaction  for a bona  fide  business
                                  purpose  to  hedge an existing  position;  (e)
                                  acknowledges    that in  return  for  downside
                                  protection    against a decline  in the market
                                  price of the  Shares  below the Forward  Floor
                                  Price,   Counterparty  is foregoing the upside
                                  value of an  increase  in the market  price of
                                  the Shares   above the Forward Cap Price;  and
                                  (f)  in   exchange   for   prepayment  of  the
                                  purchase price under the


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


                                  Transaction, Counterparty agrees to sell (and physically deliver) the Shares to MLPFS on the Settlement Date (unless Counterparty elects Cash Settlement in the manner specified herein).

                                  Counterparty   has   no   knowledge   of   any
                                  non-public material information regarding the Issuer of the Shares.

                                  Counterparty has furnished MLPFS with copies of all material agreements or contracts to which it is a party, by which it is bound, or by which the Pledged Shares are bound, that relate to the Pledged Shares.

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile transmission to telecopier no. 646-805-2780.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Marcella Vullo
  --------------------------------
  Name:  Marcella Vullo
  Title: Authorized Signatory


Accepted and confirmed as of the date first above written,


SKM LEGACY LLC

By:
  --------------------------------
  Name:
  Title:


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